                                                                  Exhibit 10.30a

                         TECHNICAL SERVICES AGREEMENT

                               TABLE OF CONTENTS

ARTICLE     TITLE                                                       PAGE NO.
-------     -----                                                       --------

I           TERM OF AGREEMENT................................................  1
II          STATEMENT OF WORK................................................  1
III         PERFORMANCE OF WORK/RISK OF LOSS.................................  1
IV          COMPENSATION/PAYMENT/TAXES.......................................  2
V           RELATIONSHIP OF PARTIES..........................................  4
VI          INTELLECTUAL PROPERTY RIGHTS.....................................  5
VII         PROPRIETARY INFORMATION..........................................  7
VIII        EXPORT CONTROL OF INFORMATION....................................  9
IX          PROPRIETARY RIGHT/TRADE SECRET INDEMNIFICATION...................  9
X           NOTICE OF INFRINGEMENT........................................... 10
XI          CONTRACTOR'S WARRANTIES AND REPRESENTATIONS...................... 10
XII         SERVICES FOR OTHERS.............................................. 12
XIII        INSURANCE........................................................ 12
XIV         HOLD HARMLESS.................................................... 14
XV          ADMINISTRATION................................................... 14
XVI         NOTICES.......................................................... 15
XVII        ASSIGNMENT....................................................... 15
XVIII       TERMINATION/CANCELLATION......................................... 16
XIX         LIMITATION OF LIABILITY.......................................... 17
XX          ARBITRATION...................................................... 18
XXI         PUBLICITY........................................................ 19
XXII        WAIVERS.......................................................... 19
XXIII       SEVERABILITY..................................................... 19
XXIV        HEADINGS......................................................... 19
XXV         GOVERNING LAW.................................................... 19
XXVI        SURVIVAL OF PROVISIONS........................................... 20
XXVII       ENTIRE AGREEMENT................................................. 20
XXVIII      COMPLIANCE WITH LAW.............................................. 20
XXIX        BUSINESS PRACTICE GUIDELINES..................................... 20

                         TECHNICAL SERVICES AGREEMENT

                                    ADDENDA
                                    -------


A  STATEMENT OF WORK

B  CONTRACTOR'S PERSONNEL AND HOURLY RATES

C  TRAVEL POLICY

D  UNISYS CODE OF ETHICAL CONDUCT

                         TECHNICAL SERVICES AGREEMENT

                                   4OR81224

     This Agreement, including all addenda referred to herein, is made and entered into as of 30 October, 1995 (the "Effective Date") by and between Unisys Corporation (hereinafter "Unisys"), which has a place of business at Township Line and Union Meeting Roads, Blue Bell, Pennsylvania 19424, and Tier Corporation (hereinafter "Contractor") which has a place of business at 1350 Treat Blvd., Suite 250, Walnut Creek, California 94596. The parties, intending to be legally bound, hereby agree as follows:

ARTICLE I  TERM OF AGREEMENT

     The term of this Agreement shall begin on 30 October, 1995 (the Effective
Date) and end on 30 April, 1996, unless earlier terminated or canceled as provided in Article XVIII.

ARTICLE II  STATEMENT OF WORK

     During the term of this Agreement Contractor shall perform the work described in Addendum A (Statement of Work, hereinafter "Work"), of this Agreement.

ARTICLE III  PERFORMANCE OF WORK/RISK OF LOSS

A.  PERFORMANCE OF WORK

     1. The Work shall be performed by the key personnel listed on Addendum B (Contractor's Personnel and Hourly Rates) at the hourly rates specified therein. Personnel shall not be added to or removed from the Work by Contractor without the prior written consent of Unisys. Unisys shall have the right at any time to require that Contractor remove personnel which Unisys no longer wants performing the Work.

     2.  Contractor shall report to Frank Bradick of Unisys (hereinafter "Unisys
                                    -------------
     Technical Administrator") on technical matters regarding the Work.
     Progress meetings shall be conducted at times and places as requested by Unisys to discuss the progress of the Work and other related matters. Contractor shall provide a written report of such progress and other matters at least forty-eight hours prior to the date of each meeting.

B.  RISK OF LOSS

     Contractor shall have the risk of loss, damage and destruction of all Deliverables until received by Unisys.

ARTICLE IV  COMPENSATION/PAYMENT/TAXES

A.  COMPENSATION

     1. The total compensation to Contractor for Work performed hereunder shall not exceed Five Hundred Seventy Nine Thousand Six Hundred dollars ($579,600.00), plus any applicable sales and/or use tax as specified in paragraph IV C below. Unisys shall have no obligation under any circumstances to pay Contractor any money in excess of such amount unless agreed to in writing by the Unisys Contract Administrator identified in
     Article XV.

     2. Unisys shall reimburse Contractor for reasonable travel and living expenses consistent with the policies set forth in Addendum C (Travel Policy), provided that Contractor has obtained advance written approval for such travel from Unisys.

B.  PAYMENT

     1. Contractor shall promptly submit invoices in triplicate at the end of each month for services rendered on an hourly basis during the month. Contractor shall also submit invoices at the end of each month for authorized travel and living expenses incurred during the month. Each invoice shall include the following information:

          (a)  Unisys purchase order number related to this Agreement.

          (b)  Contractor's invoice number and date.

          (c)  Time period covered by the invoice.

          (d) Amount billed for the services indicating, when applicable, computation at the hourly rate for hours worked per day by Contractor's Personnel.

          (e)  Travel and living expenses, if any, supported by receipts.

     2. Unisys shall pay all invoiced amounts to Contractor within thirty (30) days after receipt of invoice.

C.  TAXES

     1. In performing the Work as an independent contractor, Contractor shall be responsible for the payment of all taxes based on Contractor's gross income and/or net income. Such taxes may include, but are not limited to, Federal, state and local income taxes, U.S. Social Security tax, Federal and state unemployment taxes or any other similar taxes.

     2. Contractor shall separately state and describe in reasonable detail on Contractor's invoices any state and local sales tax or similar tax ("Sales Tax") to which the amounts payable by Unisys for Contractor's performance of the Work are subject. In the event that Contractor subsequently determines that any invoiced Sales Tax was or is not actually required to be paid by Unisys, Contractor shall promptly notify Unisys of such determination and shall promptly refund such Sales Tax payment to Unisys if such payment has already been made by Unisys to Contractor.

     3.   If Contractor is a self-employed individual or a sole proprietor:

          (a) Contractor shall complete and sign Form W-9 (Request for Taxpayer Identification Number and Certification) and shall deliver such Form W-9 to Unisys at the time this Agreement is executed.

          (b) Unisys shall be required to furnish Form 1099-MISC (Statement for Recipients of Miscellaneous Income) to Contractor and the Internal Revenue Service in the event that the compensation (excluding any authorized travel and living expense reimbursements) paid to such Contractor for Work performed under this Agreement is $600.00 or more during any calendar year.

ARTICLE V  RELATIONSHIP OF PARTIES

     In performing the Work, Contractor is acting as an independent contractor and not as an employee, agent, or representative of Unisys. Contractor has no authority to transact any business in the name of or on account of Unisys or otherwise obligate Unisys in any manner. Contractor hereby acknowledges that he/she is not entitled to any of the benefits provided by Unisys to its active employees, including, but not limited to medical benefits, pension benefits and group life insurance benefits.

ARTICLE VI  INTELLECTUAL PROPERTY RIGHTS

A. Contractor agrees to and does hereby assign and grant to Unisys the entire right, title and interest of Contractor in and to the Deliverables and any other work product Contractor produces pursuant to this Agreement, including, but not limited to, programs, documentation and reports produced in the course of or pursuant to performance of the work done under this Agreement. Contractor agrees and does hereby assign to Unisys the entire right, title and interest of Contractor in and to all inventions, improvements and discoveries (whether or not patentable) conceived or first actually reduced to practice in the course of or pursuant to the performance of work done under this Agreement and to all United States and Foreign Letters Patent granted thereon. Contractor agrees to and does hereby grant to Unisys an unlimited, paid-up, royalty-free, nonexclusive, irrevocable license with the right to sublicense others directly or indirectly under all of Contractor's inventions, improvements and discoveries incorporated by Contractor in the Work or Deliverables, or necessary to utilize the Work or Deliverables covered by this Agreement, regardless of when conceived or first reduced to practice. Contractor represents to Unisys that it has no prior obligations to grant rights to others (such as arising by contract or employment) which may detract from or affect the grant to Unisys provided herein, except as such are reduced to writing and attached to this Agreement as part hereof.

B. Contractor agrees to deliver to Unisys such duly executed instruments of assignment, application papers, and rightful oaths as are necessary to vest in Unisys or its designee, the sole and exclusive ownership of, and the right to apply for and prosecute patent applications covering each such invention, improvement or discovery. Contractor further agrees that it will at all times at Unisys expense, aid Unisys or its designee in preparing for and in giving information or testimony, or in doing any other reasonable acts deemed necessary by Unisys in any and all proceedings involved in the securing of any patent or patents for any such invention, improvement or discovery, or in enforcing and defending any rights thereunder.

C. Contractor agrees to promptly make or have made a written disclosure to Unisys of each invention, improvement or discovery covered by the aforementioned assignment which reasonably appears to be patentable. Contractor agrees that before final payment it will submit a final report stating whether any such inventions, improvements or discoveries have been made and providing the foregoing information with respect to those that have not yet been reported.

D. Contractor agrees to and does hereby assign and grant to and vest in Unisys the entire right, title and interest of Contractor to all copyrightable material first produced or composed in the course of or pursuant to the performance of work under this Agreement.

E. Contractor agrees to and does hereby grant to Unisys an unlimited, paid-up, royalty-free, nonexclusive, irrevocable license with the right to sublicense others directly or indirectly to reproduce, translate, publish, use and dispose of, and to authorize others so to do, any and all of Contractor's copyrighted or copyrightable material furnished as a result of work performed under this Agreement but not first produced or composed by Contractor in the performance of such work.

F. Contractor agrees that Contractor Personnel and all other parties engaged in the performance of this Agreement shall be under obligation to assign and grant to Unisys: (1) the entire right, title and interest in any invention, improvement or discovery conceived or first actually reduced to practice in the course of or pursuant to the performance of work done under this Agreement, and (2) the entire right, title and interest in all copyrightable material first produced or composed in the course of or pursuant to the performance of work under this Agreement.

ARTICLE VII  PROPRIETARY INFORMATION

A. Proprietary Information shall include all business and technical information relating to the Work which is furnished to Contractor by Unisys and all other information which is either furnished by one party to the other in tangible form marked as "restricted", "confidential", "proprietary", or other appropriate legend, or disclosed by one party to the other in non-tangible form with notice of its proprietary nature and subsequently described in writing delivered to the receiving party within fifteen (15) days after disclosure by the furnishing party.

B. The Work and Deliverables are deemed to be Proprietary Information of Unisys as though it was Proprietary Information furnished by Unisys to Contractor, and shall be so treated by Contractor.

C. Title, or the right to possess Proprietary Information, as between the parties shall, except as otherwise provided herein, remain in the party which furnishes it to the other party. No rights are granted by either party to the other with respect to Proprietary Information except as expressly stated herein. Neither party shall use or copy any Proprietary Information of the other party except for the purposes of and to the extent necessary for this Agreement. Each party shall exercise reasonable care with respect to Proprietary Information of the other party to preclude disclosure thereof to any third party and permit disclosure only to its personnel who are involved in the Work and have agreed in writing to be bound consistent with the provisions of this Agreement. Each party shall have the obligations stated in this Article VII regarding Proprietary Information both during and after the expiration, termination or cancellation of this Agreement and shall be released from such obligations only as to Proprietary Information:

     (1) which is at any time in the public domain other than by a breach of this Agreement on the part of the receiving party; or

     (2) which is at any time rightfully received from a third party which has the right and transmits it to the receiving party without any obligation of confidentiality; or

     (3) which is independently developed by personnel of the receiving party who have not had access to Proprietary Information of the other party; or

     (4) which is rightfully known to the receiving party without any limitation on use or disclosure prior to receipt thereof from the furnishing party, as substantiated by tangible evidence antedating disclosure by the furnishing party to the receiving party.

D. Neither party is restricted from disclosing Proprietary Information of the other party pursuant to a judicial or governmental order, but any such disclosure shall be made only to the extent so ordered and provided only that the party receiving an order: (a) timely notifies the other party so that it may intervene in response to such order, or (b) if timely notice cannot be given then seeks to obtain a protective order from the court or government for such information.

E. Each party shall promptly cease using and shall return or destroy (and certify destruction of) all Proprietary Information furnished by the other party along with all copies thereof in its possession including copies stored in any computer memory or storage medium upon the expiration, termination, or cancellation of this Agreement, whichever first occurs; provided, however, that Unisys may retain copies of Contractor's materials for the purpose of the license rights as set forth in Article VI hereof.

ARTICLE VIII  EXPORT CONTROL OF INFORMATION

     Contractor shall comply with applicable United States laws and regulations which prohibit the export of technical data that originates in the United States or any product directly based on such data without prior written authorization as may be required from appropriate agencies of the United States. Such compliance obligates Contractor not to export Unisys Proprietary Information or make it available in the United States to aliens.

ARTICLE IX  PROPRIETARY RIGHT/TRADE SECRET INDEMNIFICATION

     Contractor agrees to indemnify and hold harmless Unisys, its licensees and transferees against any claim based on infringement of a patent, copyright or other proprietary right or improper use or misappropriation of a trade secret of a third party occasioned by any use, sale, license, or reproduction of the work product delivered by Contractor. Upon prompt notice to Contractor of such claim; Contractor at its own expense, shall answer, defend or settle such claim and pay any and all judgments, including an award of attorney fees, costs, damages and expenses relating to such claim. It is agreed that Unisys may be represented by counsel of its own choice at its own expense in any proceeding. In the event Unisys or any of its licensees or transferees is enjoined from using the Contractor work product, Contractor agrees to obtain for them the right and license to use the Contractor work product or to modify the Contractor work product to eliminate the grounds for such injunction.

ARTICLE X  NOTICE OF INFRINGEMENT

     Contractor shall give Unisys prompt written notice of any claim by a third party that work performed by Contractor under this Agreement infringes or misappropriates intellectual property rights of the third party. In the event of any such claim by a third party against Unisys alleging infringement or misappropriation of intellectual property rights, Contractor shall cooperate with Unisys in connection with Unisys defense thereof. Unisys shall have the right at its expense to participate in the defense of any suit brought against Contractor claiming infringement or misappropriation of intellectual property rights based on or relating to the Work.

ARTICLE XI  CONTRACTOR'S WARRANTIES AND REPRESENTATIONS

     Contractor makes the following warranties to Unisys:

     (1) Contractor has expertise in the field covered by this Agreement and shall commit time and resources to attain the stated goal and complete the Work.

     (2) In performing the work Contractor shall not infringe any trade secret, copyright or patent of a third party.

     (3) Contractor shall not divulge or furnish to Unisys any trade secret or other proprietary information of any third party which Contractor does not have the right to divulge or furnish.

     (4) Contractor has the power and right to grant Unisys the title and license rights set forth in Article VI hereof.

     (5) This Agreement is not in conflict with any other agreement or obligation which Contractor has with any third party.

B. Contractor represents that he or she has not been a full time or part time employee of Unisys or any of its subsidiaries or affiliates at any time within the twenty-four (24) months prior to the Effective Date. For purposes of this paragraph B, "Contractor" includes an individual who is a party to this Agreement, the proprietor of any sole proprietorship which is a party to this Agreement, each of the partners of a partnership which is a party to this Agreement, or any shareholder or officer of a closely held corporation which is a party to this Agreement. Unisys may terminate this Agreement immediately if the representation made in this paragraph is untrue. Termination shall become effective immediately upon the date notice is given by Unisys. Following such termination, Unisys shall have no liability to contractor other than to compensate Contractor on the agreed upon terms, prorated as may be necessary, through the date of termination.

ARTICLE XII  SERVICES FOR OTHERS

     Contractor and its personnel assigned to perform Work shall not engage directly or indirectly in any undertaking which creates any legal impediment to or conflicts with rights granted to Unisys by Contractor under this Agreement. Contractor shall not undertake, during the term of this Agreement, to perform similar services for any third party which would compromise the value of the Work or Deliverables to Unisys.

     Contractor shall not perform services either directly or indirectly for any customer or at any computer site if, with respect to the same customer or computer site:

     (1) it has made a proposal or quoted a price to Unisys to perform the same work as a Unisys subcontractor, or

     (2) it is then performing services as a Unisys vendor or has performed services as a Unisys vendor within the previous six (6) months.

     While Contractor is engaged in the performance of any work for a Unisys customer hereunder, Contractor shall not propose or negotiate terms to perform any services directly for such customer without the prior written consent of the Unisys Contract Administrator.

ARTICLE XIII INSURANCE

     Contractor shall maintain worker's compensation and employer's liability insurance upon its employees as required by law. Contractor further agree(s) to maintain comprehensive liability insurance for all operations necessary and incidental to the conduct of this Agreement and any purchase orders issued pursuant to this Agreement including coverage of all automobile exposure, all property liability exposure and contractual liability exposure to at least the following minimum amounts.

     A.   Employers Liability Insurance with limit of $100,000;

     B. Comprehensive Automobile Liability Insurance, with a combined single limit of $1 million for bodily injury, death or property damage arising from any one occurrence;

     C. Comprehensive General Liability including Broad Form Contractual and Completed Operations, with a combined single limit of $1 million for bodily injury, death or property damage arising from any one occurrence.

     Such policies shall name Unisys as an additional insured and provide that coverage may not be canceled without ten (10) days prior written notice to Unisys. Such insurance shall not be deemed a limitation of any liability of the Contractor, but Contractor shall furnish Unisys with certificates of insurance in form acceptable to Unisys.

     Such insurance shall be primary, not contributing with, and not in excess of, coverage which Unisys may carry. The insurance afforded by these policies applies separately to each insured against whom claim is made or suit is brought, in the same manner as such insured would be covered if the policy insured only such party. The inclusion of such additional insured shall not increase the policy limits.

     Contractor shall furnish to Unisys Corporation certificates of insurance in full prior to the furnishing of services under this Agreement.

ARTICLE XIV  HOLD HARMLESS

     Notwithstanding any of the insurance requirements hereinafter set forth or limits of liability set forth therein, the Contractor shall indemnify and hold harmless Unisys, any third party and their agents, servants, employees from and against, all claims, damages, losses and expenses with respect to the death, injury or disability of any persons and damage to or destruction of any property (including loss of use), arising out of, resulting from or connected in any way with the performance of this Agreement or the performance of purchase orders issued pursuant to this Agreement by the Contractor or Contractor's employees or his subcontractors, or their agents, servants and employees. At his expense, the Contractor shall defend all suits or claims (whether or not false, fraudulent or groundless) alleging such injury or damage and shall pay all charges of attorneys, court costs, awards and all other costs and expenses in connection therewith. This provision shall survive after the expiration or termination of this Agreement and completion of any purchase orders released against this agreement.

ARTICLE XV  ADMINISTRATION

A. Unisys Technical Administrator shall be the principal interface with Contractor on technical matters and shall have authority to clarify, explain and provide further details regarding Unisys expectations concerning the Work, but shall have no authority to modify any provisions of this Agreement including, without limitation, the compensation, scope of work or any schedule therefor.

B. Unisys Contract Administrator ( D.G. Busza ) is Unisys authorized representative for all other matters related to this Agreement including modifications thereof.

ARTICLE XVI  NOTICES

A. All notices and requests given by either party to the other shall be in writing and sent by facsimile, telex or first class mail.

B. Notices and requests sent by Unisys shall be addressed to Contractor as follows:

               Tier Corporation
               1350 Treat Blvd., Suite 250
               Walnut Creek, CA  94596

C. Notices and requests sent by Contractor regarding technical aspects of the Work shall be addressed to Unisys Technical Administrator as follows:

               Unisys Corporation
               Santa Ana, CA
               Attn:  Frank Bradick

D. Notices and requests sent by Contractor regarding matters other than technical aspects of the Work including, without limitation, compensation, insurance, and Contractor's personnel shall be addressed to Unisys Contract Administrator as follows:

               Unisys Corporation
               Union Meeting and Jolly Roads
               Blue Bell, PA  19424

E. Contractor and Unisys shall each have the right to change at any time the respective individuals to whom notices and requests shall be sent by giving written notice of such change to the other party.

ARTICLE XVII  ASSIGNMENT

     Contractor shall not assign this Agreement or any rights hereunder or delegate the Work or any of Contractor's other obligations hereunder to any third party without prior written consent of Unisys and any assignment without such consent shall be void. Any legal representative or successor in interest of Contractor shall be bound by the provisions of Article VII of this Agreement regarding Proprietary Information. Unisys shall have the right to assign this Agreement and its rights and duties hereunder to any successor in interest by acquisition, merger, operation of law or otherwise.

ARTICLE XVIII  TERMINATION/CANCELLATION

A.   TERMINATION FOR CONVENIENCE

     Unisys shall have the right to terminate this Agreement or the Work to be performed hereunder in whole or in part for its convenience at any time. Any notice of termination given by Unisys shall be effective seven days after transmittal by Unisys, and Contractor shall terminate the Work as quickly as possible upon receiving notice. Unisys shall have no liability to Contractor based on any such termination except to pay all amounts due Contractor up to the date of termination in accordance with the compensation provisions of Articles III and IV. Contractor shall promptly deliver to Unisys all Work Product, whether or not completed, which is in Contractor's possession on the termination date containing information related to the Work, including a final report to be prepared by Contractor describing results of the Work up to the date of termination.

B.   CANCELLATION FOR NON-PERFORMANCE

     1. Unisys shall have the right to cancel this Agreement in the event of any material breach by Contractor which Contractor fails to cure within thirty days after written notice of breach from Unisys. Any such notice of cancellation shall become effective, if Contractor fails to cure the breach, on the thirtieth day after transmittal of the notice as provided in
     Article XVI. Notice of cancellation rightfully given by Unisys for material breach by Contractor which is not timely cured shall excuse Unisys from paying for any Work performed by Contractor after the date of notice of material breach given by Unisys. Unisys shall have the option upon cancellation either to obtain delivery and retain title and license rights, as provided herein, in and to all Work Product completed or in preparation on the date of cancellation in exchange for payments made and owed as of such date or to relinquish all such title and license rights and obtain a refund of all amounts paid to Contractor under this Agreement.

     2. Contractor shall have the right to cancel this Agreement and the rights and licenses granted to Unisys in Article VI only if Unisys fails to cure any deficiency in making any payment due Contractor, which is not in good faith dispute between the parties, within thirty days after receiving written notice of such deficiency.

C.   ADDITIONAL RIGHTS AND REMEDIES

     Unisys and Contractor shall retain all rights and remedies available at law or equity, to the extent they are not inconsistent with this Agreement, in the event of any termination or cancellation of this Agreement.

ARTICLE XIX  LIMITATION OF LIABILITY

     In no event shall either Unisys or Contractor be liable for any incidental, indirect, special or consequential damages, including but not limited to loss of use, revenues, profits or savings, even if the claimant party knew or should have known of the possibility of such damages.

ARTICLE XX  ARBITRATION

     1. Any controversy or claim related to or arising from this Agreement and/or the contracted services to be provided by Contractor and its employees shall be settled by arbitration conducted on a confidential basis under the U.S. Arbitration Act and the then current Commercial Arbitration Rules of the American Arbitration Association, strictly in accordance with the terms of this Agreement AND THE SUBSTANTIVE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

     2. Neither party shall institute an arbitration proceeding unless, at least sixty (60) days prior thereto, such party shall have furnished to the other written notice by registered mail of its intent to do so. Notice to Unisys shall be addressed to its General Counsel, Unisys Corporation, Township Line and Union Meeting Roads, Blue Bell, Pennsylvania 19424-0001.

     3. Arbitration shall be conducted by three arbitrators, at least one of whom shall be knowledgeable in data processing and business information systems and one of whom shall be an attorney. The arbitrators shall have no authority to award punitive damages or any other form of noncompensatory damages. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction.

     4. Neither party shall be precluded from seeking provisional remedies in the court of any jurisdiction to protect its rights and interests, but such shall not be sought as a means to avoid or stay arbitration.

ARTICLE XXI  PUBLICITY

     Contractor shall not disclose the terms and conditions of or publish any information concerning this Agreement without prior written consent of Unisys.

ARTICLE XXII  WAIVERS

     The failure of either party to assert any claim or right against the other party regarding its obligations hereunder, in any one or more instances, shall not constitute a waiver of such claim or right with respect to future performance of such obligations and other obligations under the Agreement.

ARTICLE XXIII  SEVERABILITY

     The invalidity or unenforceability of any particular provision of this Agreement shall not affect other provisions and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

ARTICLE XXIV  HEADINGS

     All Article and paragraph headings are for reference only and shall not be used in construing this Agreement.

ARTICLE XXV  GOVERNING LAW

     THE FORMATION, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE
     ------------------------------------------------------------------------
GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.
---------------------------------------------------------

ARTICLE XXVI  SURVIVAL OF PROVISIONS

     The rights and duties of the parties as set forth in Articles VI, VII, VIII, XII, and XVII, shall survive the expiration, termination or cancellation of this Agreement and shall inure to the benefit of and be binding on their authorized assigns, successors and legal representatives.

ARTICLE XXVII  ENTIRE AGREEMENT

     This Agreement sets forth the entire agreement between the parties and supersedes all prior oral and written agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may not be modified or the parties released from their obligations hereunder except by an instrument in writing signed by an authorized representative of the parties.

ARTICLE XXVIII  COMPLIANCE WITH LAW

     Contractor shall comply with all federal, state and local laws and regulations pertaining to the performance of this Agreement and shall indemnify Unisys for any liability and related costs, expenses and fees incurred by Unisys as a result of Contractor's breach of such obligation.

ARTICLE XXIX  BUSINESS PRACTICE GUIDELINES

     Contractor acknowledges that it has received a copy of the Unisys Code of Ethical Conduct (Addendum D) and has read and will act in accordance with them.

TIER CORPORATION                           UNISYS CORPORATION



By:   /s/ James L. Bildner                 By:    /s/ T. Jaskelewicz
      --------------------------                  ---------------------------
                                                  Tony Jaskelewicz

Title: Chairman & CEO                      Title: Procurement Specialist
      --------------------------                  ---------------------------

Date:                                      Date:  11-13-95
      --------------------------                  ---------------------------

                                   ADDENDUM A

                               STATEMENT OF WORK
                               -----------------

PROVIDE SYSTEMS ENGINEER APPLICATION SFW INTEGRATION (600.04) INTERNALIST APPLICATION SFW INTEGRATION (600.04) SUPPORT FOR ARIZONA CHILD WELFARE. SPECIFIC WORK DIRECTION TO BE PROVIDED BY UNISYS FRANK BRADICK.

                                   ADDENDUM B

                    CONTRACTOR'S PERSONNEL AND HOURLY RATES
                    ---------------------------------------

         Name                                              Hourly Rate
         ----                                              -----------

         Gram Pettiser                                     $21000/month

         Ralph Bustamante                                  $16800/month

         Diane Sutton                                      $16800/month

         Brad Nichols                                      $21000/month

         Dennis Ward                                       $21000/month

                                   ADDENDUM C

                                 TRAVEL POLICY
                                 -------------

LODGING:       $75/day for metropolitan areas
               $50/day for other domestic areas
               Metropolitan areas are defined as Boston, Chicago, Dallas, Honolulu, Houston, Los Angeles, New Orleans, New York, Philadelphia, San Francisco, and Washington D.C.

MEALS:         Meals including tips, are limited to $25 per day.
               When possible, receipts are to be submitted.

CAR RENTAL:    The rental of an automobile at a rate in excess of major rental agency rates for standard automobiles is prohibited. The itemized car rental agreement form must be submitted as a receipt.

TRAVEL: All personnel must travel by coach or economy class for air and rail travel. Unisys authorized travel of Contractor's personnel by private auto will be compensated at the rate of twenty one ($.21) cents per mile plus tolls and parking fees.

The above information is provided as a guideline and shall be adhered to whenever possible. However, all reasonable, actual expenses incurred which are submitted and supported by appropriate receipts will be reimbursed.

                                  ADDENDUM "D"

                         UNISYS CODE OF ETHICAL CONDUCT
                         ------------------------------

INTRODUCTION

Every UNISYS CONSULTANT is required to understand and comply fully with both the rules and approval procedures established by this Code of Ethical Conduct.

COMPLY WITH ALL LAWS

As a UNISYS CONSULTANT you must scrupulously comply with all laws.

DEAL HONESTLY WITH CUSTOMERS AND SUPPLIERS

In dealing with UNISYS customers and suppliers, be accurate and complete in all representations. The submission to a customer of a proposal, quotation or other document or statement that is false, incomplete or misleading can result in civil and/or criminal liability for UNISYS and the CONSULTANT.

UNISYS is committed to developing, manufacturing and delivering quality products which meet all contractual obligations and UNISYS quality standards. UNISYS expects your full support in meeting this objective.

In conducting market analysis, do not accept, use or provide UNISYS with information proprietary to our competitors.

REPORTING COSTS

The CONSULTANT'S submission of an invoice is a representation that the invoice accurately reflects the Agreement and the work to be provided thereunder.

CONSULTANTS must be particularly careful in identifying and reporting to UNISYS any costs which they incur which are considered unallowable by special legislation that applies to the work such as the US Federal Acquisition Regulations.

MAKING POLITICAL CONTRIBUTIONS

It is contrary to the UNISYS Code of Ethical Conduct to contribute funds to any political party or candidate. Therefore, you, as a CONSULTANT to UNISYS, cannot contribute or donate on behalf of UNISYS, either directly or indirectly, funds, products, services or other resources for any political cause, party or candidate. (You may make voluntary personal contributions to any lawful political causes, parties or candidates so long as you do not represent that such contributions come from UNISYS.)

CONFLICT OF INTEREST

You may not have any employment, consulting, or other business relationship with a competitor, customer or supplier of UNISYS, or invest in any competitor, customer or supplier of UNISYS (except for moderate holdings of publicly-traded securities) unless you have notified UNISYS in writing and received written authorization from UNISYS.

INSIDER TRADING

Do not trade in the securities of UNISYS or any other company, or buy or sell any property or assets, on the basis of non-public information you have acquired through your Agreement with UNISYS, whether such information comes from UNISYS or from another company with which UNISYS has a confidential relationship.

ACCEPTANCE OF BUSINESS COURTESIES

Never accept anything from someone doing business with UNISYS where the gratuity is offered or appears to be offered in exchange for any type of favorable treatment or advantage. To avoid even the appearance of impropriety, do not accept any gifts or promotional items of more than nominal value. You may accept meals, drinks, or entertainment, only if such courtesies are unsolicited, infrequently provided and reasonable in amount. Such courtesies must also be directly connected with business discussions. Do not accept reimbursement for lodging or travel expense, or free lodging or travel without the express written approval of UNISYS.

RESTRICTED INFORMATION

Do not disclose to any outside party, except as specifically authorized by UNISYS, any non-public business, financial, personnel or technological information, plans, or data that you have acquired during the period you were a CONSULTANT for UNISYS. Upon termination of the Agreement, you may not copy, take or retain any documents containing UNISYS restricted information. The prohibition against disclosing UNISYS restricted information extends indefinitely beyond the period of the Agreement. Your agreement to protect the confidentiality of such information and fully comply with the non-disclosure requirements is considered an important condition of your Agreement with UNISYS.

GOVERNMENTAL CLASSIFIED AND PROPRIETARY INFORMATION

Government contractors have special obligations to comply with laws and regulations that protect classified information. CONSULTANTS with valid security clearance who have access to classified information must ensure that such information is handled in accordance with pertinent government procedures. These restrictions apply to any form of information, including whether in written or electronic form.

UNISYS does not solicit nor should any CONSULTANT receive any sensitive proprietary internal government information including budgetary or program information before it is available through normal processes.

REPORTING VIOLATIONS AND DISCIPLINE

Strict adherence to this Code of Ethical Conduct is vital. CONSULTANTS are also responsible for ensuring that their employees or subcontractors adhere to the provisions of the Code.

CONSULTANTS are expected to report any suspected violations of the Code or other irregularities to the UNISYS Ombudsman who can be reached at 800-732-3247.

Violations of the Code may result in termination of your Agreement with UNISYS or even the filing of a civil or criminal complaint.

INTERNATIONAL TRANSACTIONS

In the event you become involved with an international transaction please note that the following additional restrictions may apply:

     EXPORT CONTROLS

     Export regulations issued by the United States government apply to all UNISYS products and technical data which are sent overseas from the United States. The controls also extend to products manufactured or developed abroad using United States technology and to exports of UNISYS products from one country to another.

     The law requires the use of various export licenses as a means to authorize international shipments and control exports.

     Non-compliance with United States export regulations can result in both criminal and civil penalties for UNISYS.

     BOYCOTTS

     The United States government has enacted laws which oppose restrictive trade practices or boycotts imposed by foreign countries against other countries friendly to the United States or against any United States person. While the only present beneficiary of these laws is Israel in relation to boycotts enacted by the Arab League countries, the law is general in nature and would apply to the boycott of any other nation with whom the United States has diplomatic or trading relations and which is not itself the object of a boycott pursuant to United States law.

     The boycott laws apply to United States companies and their subsidiaries. There are specific export and tax laws and regulations that set forth prohibited activities, which include (a) active compliance by which companies form business relationships and make businesses decisions in conformance with a boycott, and (b) passive compliance by which companies furnish information in accordance with boycott requests. The most frequent requests for prohibited statements appear in transaction documents such as invoices, letters of credit, requests for proposals and involve the origin of the goods or the carrier transporting them. UNISYS must not comply with any such requests and must report all requests received to the United States government even though we do not comply with them. If you believe you have identified a boycott request, contact the Unisys Legal Department immediately for advice.

     FOREIGN CORRUPT PRACTICES ACT

     In 1977 the United States enacted the Foreign Corrupt Practices Act which makes it a crime for United States corporations to bribe foreign officials to retain business. The act contains two parts: (a) accounting and record-keeping controls to detect foreign bribes and (b) provisions which make foreign bribes a crime.

     The Act requires any company which has stock registered with the US Securities and Exchange Commission to:

     (1) make and keep books, records and accounts which accurately and fairly reflect the transactions and dispositions of assets of the company; and

     (2) implement and maintain internal accounting controls sufficient to provide reasonable assurance that:

          (a) transactions are handled in accordance with management's authorization,

          (b) transactions are recorded as necessary to permit preparation of financial statements in compliance with generally accepted accounting principles and to maintain accountability for assets,

          (c) access to assets is permitted in accordance with management authorization, and

          (d) recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

     Further, the statue specifically makes illegal any payment aimed at inducing a foreign official to misuse his official position, or paying any money to a foreign agent where we have "reason to know" the money may be used for illegal payment.

                                       -----------------------------------------
UNISYS CORPORATION                      CHG DATE     PURCH ORD NO      RELEASE #
BLUE BELL, PENNSYLVANIA 19424-0009     09/04/1997      40R81224          11174
                                       -----------------------------------------
                                       CHG ORDER#                        PAGE
                                           10                           1 OF 1
                                       ----------                     ----------

                                                                   CHANGE ORDER
  TIER CORPORATION
  1350 TREAT BLVD
  SUITE 250
  WALNUT CREEK    CA 94596                     [ ] MATERIAL AND/OR SERVICES
  800-789-8437       1390                          HAVE BEEN RECEIVED.  DO NOT
  ATTN: MICHELE LEWANDOWSKI                        DUPLICATE

                  ------------------------------------------------------
REASON FOR        INCREASE DOLLAR VALUE AND CHANGE PERIOD OF PERFORMANCE
CHANGE            ------------------------------------------------------

*********************C H A N G E    R E Q U I S I T I O N **********************
--------------------------------------------------------------------------------
                                  DESCRIPTION
--------------------------------------------------------------------------------

--  TIME PERIOD: 10/23/1995 - 12/15/1997

**  PLEASE SEE ATTACHED SHEET(S) FOR WORK DESCRIPTIONS & ANY OTHER
CONDITIONS **

-- TERMS AND CONDITIONS PER ATTACHED AGREEMENT ARE APPLICABLE TO THIS ORDER.
   CASUAL OVERTIME WILL NOT BE COMPENSATED.

-- BACKUP DETAIL IS MAINTAINED BY RESOURCE MGMT SVC GRP IN EAGAN, MN.

-- CHANGE ORDER # 10                       PREVIOUS VALUE: $4,331,904
                                           CHANGE AMOUNT:  $  152,832


--------------------------------------------------------------------------------
   TAXABLE     EXEMPTION # : 07-335080-N       CONFIRMATION       NOT TO EXCEED
  NO     YES                                    YES    NO           $4,484,736
   X           /s/ T. Jaskelewicz                X
--------------------------------------------------------------------------------
               BUYER'S SIGNATURE                                        TOTAL
               TONY JASKELEWICZ

              TOWNSHIP LINE & MEETING RD, BLUE BELL, PA 9424-0001
                    ADDRESS ALL COMMUNICATIONS TO THE ABOVE

--------------------------------------------------------------------------------
THE ABOVE PURCHASE ORDER NO., RELEASE NO. AND ITEM NOS. MUST BE SHOWN ON
ALL PACKING LISTS, INVOICES, CORRESPONDENCE, ETC.
--------------------------------------------------------------------------------

--  SUBMIT INVOICES (ALONG WITH TRAVEL EXPENSE RECEIPTS IF APPLICABLE) TO:
    UNISYS CORPORATION ATTN: RESOURCE MGMT SVC GRP, MS F1K03 INVOICE DEPT. (TEL. 612-687-2916) 3199 PILOT KNOB RD, EAGAN, MN 55121

SUPPLIER'S COPY                                                CTS-FS-0018147628